Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                 March 18, 1999

                                     between

                                 RCN CORPORATION

                                       and

                          HMTF LIVE WIRE INVESTORS, LLC

                        relating to the purchase and sale

                                       of

                 SERIES A 7% SENIOR CONVERTIBLE PREFERRED STOCK

                                       of

                                 RCN CORPORATION








(NY) 17431/028/SPA/stock.purch.agt.wpd

                                TABLE OF CONTENTS

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                                                                                              PAGE

                                               ARTICLE 1 DEFINITIONS

SECTION1.01.  Definitions.......................................................................1

                                            ARTICLE 2 PURCHASE AND SALE


SECTION2.01.  Purchase and Sale.................................................................4
SECTION2.02.  Closing...........................................................................4
SECTION2.03.  Certificates for Restricted Securities............................................4

                            ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION


SECTION3.01.  Corporate Existence and Power.....................................................5
SECTION3.02.  Corporate Authorization...........................................................5
SECTION3.03. Authorization......................................................................5
SECTION3.04.  Noncontravention..................................................................5
SECTION3.05.  Capitalization....................................................................6
SECTION3.06.  Authorization of Preferred Shares.................................................6
SECTION3.07.  Finders'Fees......................................................................7
SECTION3.08. SEC Reports........................................................................7
SECTION3.09.Financial Statements................................................................7
SECTION3.10.Absence of Certain Changes..........................................................7
SECTION3.11.  Litigation........................................................................8
SECTION3.12.  Offering of Preferred Shares......................................................8
SECTION3.13.  Accuracy and Completeness of Information Provided.................................8

                                 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER


SECTION4.01.  Existence and Power...............................................................9
SECTION4.02.  Authorization.....................................................................9
SECTION4.03. Authorization......................................................................9
SECTION4.04.  Noncontravention..................................................................9
SECTION4.05.  Purchase for Investment...........................................................9
SECTION4.06.  Litigation.......................................................................10
SECTION4.07.  Finders'Fees.....................................................................10

                                      ARTICLE 5 COVENANTS OF THE CORPORATION


SECTION5.01.  Access to Information............................................................10
SECTION5.02. Certificate of Designations.......................................................10
SECTION5.03.  Restrictions Pending the Closing.................................................10
SECTION5.04.  Buyer Director...................................................................11
SECTION5.05.  Reservation of Rights............................................................12
SECTION5.06.  Other Transfers of Restricted Securities.........................................12
SECTION5.07.  Venture Capital Operating Company Requirements...................................12

                                            ARTICLE 6 COVENANTS OF BUYER


SECTION6.01.  Confidentiality..................................................................12
SECTION6.02. Sale or Transfer of Restricted Securities.........................................14

                                  ARTICLE 7 COVENANTS OF BUYER AND THE CORPORATION


SECTION7.01.  Reasonable Best Efforts; Further Assurances......................................14
SECTION7.02.  Certain Filings..................................................................14
SECTION7.03.  Public Announcements.............................................................14
SECTION7.04.  Registration Rights Agreement....................................................15

                                          ARTICLE 8 CONDITIONS TO CLOSING


SECTION8.01.  Conditions to Obligations of Buyer and the Corporation...........................15
SECTION8.02.  Conditions to Obligation of Buyer................................................15
SECTION8.03.  Conditions to Obligation of the Corporation......................................16

                                               ARTICLE 9 TERMINATION


SECTION9.01.  Grounds for Termination..........................................................17
SECTION9.02.  Effect of Termination............................................................17


                                       ii
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                                       ARTICLE 10 SURVIVAL; INDEMNIFICATION


SECTION10.01.  Survival of Representation and Warranties.......................................17
SECTION10.02.  Indemnification.................................................................18
SECTION10.03.  Procedures......................................................................18
SECTION10.04.  Inspections; No Other Representations ..........................................19
SECTION10.05.  Exclusivity.....................................................................19

                                              ARTICLE 11 MISCELLANEOUS


SECTION11.01.  Notices.........................................................................19
SECTION11.02.  Amendments and Waivers..........................................................21
SECTION11.03.  Expenses........................................................................21
SECTION11.04.  Assignment......................................................................21
SECTION11.05.  Governing Law...................................................................21
SECTION11.06.  Jurisdiction....................................................................21
SECTION11.07.  Counterparts; Third Party Beneficiaries.........................................22
SECTION11.08.  Entire Agreement................................................................22
SECTION11.09.  Captions........................................................................22
SECTION11.10.  Severability....................................................................22
SECTION11.11.  Specific Performance............................................................23
SECTION11.12.  No Recourse.....................................................................23



Exhibit A             Certificate of Designations, Preferences and Rights
                      of Series A 7% Senior Convertible Preferred Stock

Exhibit B             Registration Rights

                            STOCK PURCHASE AGREEMENT


         AGREEMENT dated as of March 18, 1999 between RCN Corporation, a Delaware corporation (the "Corporation"), and HMTF Live Wire Investors, LLC, a Delaware limited liability company ("BUYER").

         WHEREAS, the Corporation desires to sell the Preferred Shares (as defined herein) to Buyer, and Buyer desires to purchase the Preferred Shares from the Corporation, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any specified person, any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "CLOSING DATE" means the date of the Closing.

         "COMMISSION" means the Securities and Exchange Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

         "HMTF GROUP" means HMTF and its Affiliates and its and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members).

         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries, taken as whole.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED SHARES" means 250,000 shares of Preferred Stock issued on the Closing Date.

         "PREFERRED STOCK" means the Series A 7% Senior Convertible Preferred Stock of the Corporation.

         "RESTRICTED SECURITIES" means (i) the Preferred Stock issued hereunder, and (ii) any securities issued directly or indirectly with respect to the securities referred to in clause (i) above upon conversion of the Preferred Stock, including in connection with a stock split or combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise pursuant to the terms of the Preferred Stock. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (without any volume limitations) or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 2.03(b) have been delivered by the Corporation.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SUBSIDIARY" means any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Corporation.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                  SECTION

Buyer Director                                           5.04
Closing                                                  2.02
Permitted Transferee                                     6.02
Purchase Price                                           2.01
SEC Reports                                              3.05
Certificate of Designations                              3.06


          (c) The following definitional provisions shall apply to this
Agreement:

                  (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                (iii) The terms "Dollars" and "$" shall mean United States Dollars.

                 (iv) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

                  (v) Wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, the Preferred Shares at the Closing. The purchase price (the "PURCHASE PRICE") for the Preferred Shares is $250,000,000 in cash. The Purchase Price shall be paid as provided in Section 2.02.

         SECTION 2.2. Closing. The closing (the "CLOSING") of the purchase and sale of the Preferred Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but no earlier than April 1, 1999 and in no event later than five business days after satisfaction of the conditions set forth in Article 8.01, or at such other time or place as Buyer and the Corporation may agree. At the Closing:

          (a) following delivery of the certificate described in Section 8.02(d) and the filing of the Certificate of Designations in accordance with Section 8.02(c), Buyer shall deliver to the Corporation the Purchase Price (less the amount of a 2% transaction fee payable to Hicks, Muse & Co. Partners, L.P., ("HM&C")) in immediately available funds by wire transfer to an account of the Corporation with a bank designated by the Corporation, by notice to Buyer, not later than two business days prior to the Closing Date.

          (b) following delivery of the certificate described in Section 8.03(c), the Corporation shall deliver to Buyer certificates for the Preferred Shares.

         SECTION 2.3. Certificates for Restricted Securities. (a) Each certificate for Restricted Securities shall bear the following legend for so long as such securities constitute Restricted Securities:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such laws."

          (b) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove the legend contemplated by this Section from the certificates representing any Restricted Securities in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Preferred Shares is no longer restricted by the Securities Act and outside counsel for the Corporation reasonably concurs in such determination.

                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing that:

         SECTION 3.1. Corporate Existence and Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

         SECTION 3.2. Corporate Authorization. The execution, delivery and performance of this Agreement by the Corporation is within the Corporation's corporate powers and has been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

         SECTION 3.3. Authorization. Except as set forth in Schedule 3.03 hereto, the execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than
(i) compliance with any applicable requirements of the Exchange Act; (ii) with respect to the Corporation's obligations under Section 7.04, compliance with any applicable requirements of the Securities Act; (iii) the filing of the Certificate of Designations in accordance with the laws of Delaware and (iv) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

         SECTION 3.4. Noncontravention. The execution, delivery and performance of this Agreement by the Corporation do not and will not (i) violate the certificate of incorporation or bylaws of the Corporation, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Corporation, other than violations that would be immaterial to the Corporation or Buyer, or (iii) except as to matters which would be immaterial to the Corporation or Buyer, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or to a loss of any benefit to which the Corporation is entitled under any provision of any agreement or other instrument binding upon the Corporation or (iv) result in the creation or imposition of any Lien on any asset of the Corporation except where such Lien would not have a Material Adverse Effect.

         SECTION 3.5. Capitalization. (a) As of the date hereof, the authorized capital stock of the Corporation consists of: 200,000,000 shares of common stock, par value $1.00 per share ("COMMON STOCK"); 400,000,000 shares of Class B common stock, par value $1.00 per share; and 25,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 1998, there were 64,920,493 shares of Common Stock issued and outstanding, no shares of Class B common stock outstanding and no shares of preferred stock outstanding.

          (b) All outstanding shares of Common Stock are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Corporation. As of the date hereof and other than (i) as set forth in the financial statements contained in the forms, reports and documents filed with the Commission (the "SEC REPORTS") (ii) as set forth on Schedule 3.05 (b) hereto, and (iii) in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Corporation requiring, and there are no outstanding debt or equity securities of the Corporation which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Corporation of any new or additional equity interests in the Corporation (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation). Except as set forth in the SEC Reports, there are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation.

         SECTION 3.6. Authorization of Preferred Shares. The issuance, sale and delivery of the Preferred Shares has been duly authorized by all requisite corporate action of the Corporation and the Preferred Shares issued to Buyer in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A 7% Senior Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") set forth on Exhibit A hereto, when issued and delivered in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid and nonassessable free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation.

         SECTION 3.7. Finders' Fees. Except for Chase Securities, Inc., whose fees will be paid by the Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.8. SEC Reports. The Corporation has filed all required SEC Reports when due in accordance with the Exchange Act and delivered or made available to Buyer copies thereof. As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.9. Financial Statements. The consolidated financial statements of the Corporation contained in the SEC Reports complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to (i) normal year-end adjustments in the case of any unaudited interim financial statements which will not be material, either individually or in the aggregate, and (ii) further adjustments that may be required by the Commission with respect to allocation of the purchase price of certain assets to in-process research and development as reflected in the Corporation's pending Registration Statement No. 333-71525). The Corporation has delivered to Buyer a copy of its consolidated financial statements for the year ended December 31, 1998, together with footnotes in draft form; such financial statements were prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated subsidiaries as of the date thereof and their consolidated results of operations and changes in financial position for the period then ended (subject to the adjustments referred to in the preceding sentence.)

         SECTION 3.10. Absence of Certain Changes. Since December 31, 1998, there has not been any event, occurrence or development of a state of circumstances or facts that has had or could reasonably be expected to have a Material Adverse Effect or an adverse effect on the ability of the Corporation to perform its obligations under this Agreement.

         SECTION 3.11. Litigation. Except as set forth in Schedule 3.11, and except as disclosed in the SEC Reports and the Company's pending Registration Statement No. 333-71525, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Corporation threatened against or affecting, the Corporation or any Subsidiary before any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Corporation or a Subsidiary would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.12. Offering of Preferred Shares. Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

         SECTION 3.13. Accuracy and Completeness of Information Provided. To the Corporation's knowledge, none of the documents or written information delivered by the Corporation to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading (for purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final version of such document or written information was delivered by Buyer to the Corporation prior to the date hereof). There is no fact or information relating to the Corporation or its subsidiaries that is known to the Corporation that could reasonably be expected to be material to the Corporation and its subsidiaries taken as a whole and that has not been disclosed to Buyer.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Corporation as of the date hereof and as of the Closing that:

         SECTION 4.1. Existence and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

         SECTION 4.2. Authorization. The execution, delivery and performance of this Agreement by Buyer are within the Buyer's limited liability company powers and have been duly authorized by all necessary limited liability company action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

         SECTION 4.3. Authorization. The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act and (ii) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

         SECTION 4.4. Noncontravention. The execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate the certificate of formation or limited liability company agreement of Buyer, or, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

         SECTION 4.5. Purchase for Investment. Buyer is purchasing the Preferred Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and is capable of bearing the economic risks of such investment.

         SECTION 4.6. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 4.7. Finders' Fees. Except for HM&C, whose transaction fee shall be paid by the Corporation in accordance with Section 2.02, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.



                                    ARTICLE 5

                          COVENANTS OF THE CORPORATION

                  The Corporation agrees that:

         SECTION 5.1. Access to Information. From the date hereof until the Closing Date, the Corporation will (i) furnish to Buyer and its authorized representatives such financial and operating data and other information relating to the Corporation and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with Buyer and its authorized representatives in its investigation of the Corporation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Corporation. In addition, during any time that Buyer has the right to designate a Buyer Director pursuant to Section 5.04, the Corporation will provide Buyer with copies of all financial information, reports and presentations delivered to the lenders under the Corporation's principal credit facilities, subject to the confidentiality agreement set forth in Section 6.01.

         SECTION 5.2. Certificate of Designations. Prior to the Closing, the Corporation shall cause to be filed the Certificate of Designations set forth as Exhibit A hereto as required pursuant to the law of Delaware.

         SECTION 5.3. Restrictions Pending the Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Buyer, the Corporation will not:

                  (i) amend its Certificate of Incorporation or By-laws or similar organizational documents;

                 (ii) split, combine or reclassify any shares of the Corporation's capital stock;

                (iii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its capital stock;

                 (iv) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Corporation set forth in
         Article 3 becoming untrue or (B) any of the conditions to the obligations of Buyer set forth in Section 8.02 not being satisfied; or

                  (v) enter into any agreement or commitment to do any of the foregoing.

         SECTION 5.4. Buyer Director. Buyer shall be entitled to designate for election to the Board of Directors one person (the "BUYER DIRECTOR"), for so long as Buyer owns either (i) 50% or more of the Preferred Shares issued and outstanding on the Closing Date (the "ISSUED PREFERRED SHARES"), (ii) an amount of Common Stock issued upon conversion of 50% or more of the Issued Preferred Shares or (iii) any combination of Issued Preferred Shares and Common Stock issued upon conversion of Issued Preferred Shares which, taken together, represent an amount of Common Stock issuable upon conversion of 50% or more of the Issued Preferred Shares; provided, however, that the right to designate the Buyer Director under this Section shall be suspended at any time that the holders of Preferred Stock have the right to designate a person for election to the Board of Directors under the terms of the Preferred Stock set forth in the Certificate of Designations. In the event Buyer elects to have the Board of Directors appoint a Buyer Director, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing the Buyer Director and (b) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Director for election as director by the shareholders and use its best efforts to cause the Buyer Director to be so elected. If a vacancy shall exist in the office of a Buyer Director, Buyer shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the corporation next following such election, nominate such successor for election as director by the shareholders and use its best efforts to cause the successor to be such elected.

         SECTION 5.5. Reservation of Rights. For so long as any of the Preferred Stock is outstanding, the Corporation shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the Certificate of Designations.

         SECTION 5.6. Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the Restricted Securities to sell such securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

         SECTION 5.7. Venture Capital Operating Company Requirements. The Corporation agrees that for so long as Buyer has the right to designate a Buyer Director pursuant to Section 5.04 of this Agreement, Hicks, Muse, Tate & Furst Equity Fund IV, L.P. and Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P. (the "FUNDS") (which upon the Closing will collectively own substantially all of the membership interests of Buyer) shall have the right: (a) to receive the same information that is provided to members of the Corporation's board of directors;
(b) upon reasonable request and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect the books and records of the Corporation; and (c) upon reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Corporation. The foregoing rights are intended to satisfy the requirement of management rights for purposes of qualifying the Funds' indirect ownership interests in the Corporation as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose, the Corporation and the Funds shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Funds hereby agree to treat all information received by them pursuant to this Section 5.07 in accordance with the provisions of Section 6.01.



                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.1. Confidentiality. (a) Buyer will hold, and will use its best efforts to cause its officers, directors, members, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "REPRESENTATIVES") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Corporation or any of its Affiliates furnished to Buyer, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later acquired by Buyer from sources other than the Corporation or any of its Affiliates not known by Buyer to be bound by any confidentiality obligation; provided that Buyer may disclose such information to any of the Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer to hold and to cause the Representatives to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Buyer agrees that it shall not and it shall cause the Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Corporation and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Buyer will, and will use its reasonable best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Corporation, or any of the Representatives, in connection with this Agreement that are subject to such confidence.

          (b) In the event Buyer or anyone to whom Buyer transmits confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, Buyer will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive Buyer's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Buyer or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Corporation waives Buyer's compliance with the provisions of this Agreement, Buyer will furnish only that portion of such information that Buyer is advised by counsel is legally required and, at the Corporation's expense, will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

         SECTION 6.2. Sale or Transfer of Restricted Securities. Buyer will not sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any Restricted Securities; provided, that Buyer may sell, pledge, encumber or otherwise transfer Preferred Stock and Common Stock (a) (i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a public offering, registered under the Securities Act or (iii) in a private transaction exempt from the registration requirements of the Securities Act and (b) to Permitted Transferees. A "PERMITTED TRANSFEREE" means a Person that (A) has agreed in writing to be bound by the terms of Sections 2.03, 6.02, 7.04 and Exhibit B of this Agreement and (B) is a member of the HMTF Group and any person investing, directly or indirectly, in or in parallel with HMTF or any Affiliate of HMTF in connection with the consummation of the transactions contemplated hereby.



                                    ARTICLE 7

                     COVENANTS OF BUYER AND THE CORPORATION

         SECTION 7.1. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and the Corporation will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 7.2. Certain Filings. The Corporation and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.3. Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

         SECTION 7.4. Registration Rights Agreement. The terms set forth in Exhibit B hereto are hereby incorporated by reference.



                                    ARTICLE 8

                              CONDITIONS TO CLOSING

         SECTION 8.1. Conditions to Obligations of Buyer and the Corporation . The obligations of Buyer and the Corporation to consummate the Closing are subject to the satisfaction of the condition that no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

         SECTION 8.2. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) The Corporation shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing.

          (b) The representations and warranties of the Corporation contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date).

          (c) The Certificate of Designations shall have been filed in accordance with the laws of Delaware.

          (d) The Corporation shall have delivered to Buyer (i) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and (ii) a certificate dated the Closing Date, signed by an officer of the Corporation, certifying as to the fulfillment of the conditions set forth in Sections 8.02(a) and (b).

          (e) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from the General Counsel of the Corporation, with respect to the due incorporation, due authorization, non-contravention, capitalization of the Corporation and the validity of the Preferred Shares.

          (f) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from Davis Polk & Wardwell, special counsel to the Corporation, with respect to the valid, binding and enforceable nature of this Agreement.

          (g) There shall not have occurred (i) any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Corporation and its subsidiaries taken as a whole or (y) on the ability of the Corporation and such subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or capital market conditions.

         SECTION 8.3. Conditions to Obligation of the Corporation. The obligation of the Corporation to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

          (bi The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

          (ci The Corporation shall have received a certificate signed by an appropriate officer of Buyer to the foregoing effect.

          (di Buyer shall have delivered to the Corporation an opinion reasonably acceptable to Buyer from Weil, Gotshal & Manges LLP, special counsel to Buyer, with respect to the valid, binding and enforceable nature of this Agreement.

                                    ARTICLE 9

                                   TERMINATION

         SECTION 9.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of the Corporation and Buyer;

         (b) by either the Corporation or Buyer if the Closing shall not have been consummated on or before April 30, 1999; or

         (c) by either the Corporation or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 9.01(b) or 9.01(c) shall promptly give notice of such termination to the other party.

         SECTION 9.2. Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 11.01, 11.03, 11.05, 11.06, 11.07,
11.08, 11.09, 11.10, and 11.12 shall survive any termination hereof pursuant to
Section 9.01.



                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

         SECTION 10.1. Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 4.01, 4.02, and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 10.2. Indemnification. (ai The Corporation hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that
(i) the Corporation shall not be liable under this Section 10.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.02(a) exceeds $5,000,000, in which event the Buyer shall be entitled to make a claim against the Corporation for the full amount of such Damages and
(ii) the Corporation's maximum liability under this Section 10.02(a) shall not exceed $200,000,000.

          (bi Buyer hereby indemnifies the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under this Section 10.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 10.02(b) exceeds $5,000,000, in which event the Corporation shall be entitled to make a claim against the Buyer for the full amount of such Damages and (ii) Buyer's maximum liability under this Section 10.02(b) shall not exceed $200,000,000.

         SECTION 10.3. Procedures. The party seeking indemnification under
Section 10.02 (the "INDEMNIFIED Party") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 10.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION 10.4. Inspections; No Other Representations . Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Preferred Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Corporation, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that the Corporation makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Corporation and the Subsidiaries or the future business and operations of the Corporation and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Company or the Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

         SECTION 10.5. Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing Buyer waives any rights and claims Buyer may have against the Corporation, whether in law or in equity, relating to the Corporation or the Preferred Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Section 10.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, except in the case of fraud.



                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer, to:

                  HMTF Live Wire Investors, LLC
                  c/o Hicks, Muse, Tate & Furst Incorporated
                  1325 Avenue of the Americas
                  25th Floor
                  New York, New York 10019
                  Attention: Michael Levitt
                  Fax: (212) 424-1450

         with a copy to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas 75201
                  Attention: Lawrence D. Stuart, Jr., Esq.
                  Fax: (214) 740-7313

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention: Simeon Gold, Esq.
                  Fax: (212) 310-8007

         if to the Corporation, to:

                  RCN Corporation
                  105 Carnegie Center
                  Princeton, NJ 08540-6215
                  Attention: John J. Jones, Esq.
                  Fax: (609) 734-3830
                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: William L. Taylor, Esq.
                  Fax:  (212) 450-4800

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         SECTION 11.2. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

         SECTION 11.3. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 11.4. Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except (i) that Buyer may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates and (ii) that Buyer may assign its rights and obligations under Sections 2.03, 6.02, 7.04 and Exhibit B of this Agreement to any one or more Permitted Transferees.

         SECTION 11.5. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 11.6. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         SECTION 11.7. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under Section 7.04.

         SECTION 11.8. Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Designations constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (except for the letter agreement dated March 9, 1999 with respect to confidential treatment of information provided by the Corporation, which remains in effect).

         SECTION 11.9. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 11.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 11.11. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competition jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         SECTION 11.12. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Buyer or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) the Buyer agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         RCN CORPORATION

                                         By: /s/ Bruce Godfrey
                                             ----------------------------------
                                             Name: Bruce Godfrey
                                             Title: Executive Vice President
                                                     and CFO



                                         HMTF LIVE WIRE INVESTORS, LLC

                                         By: /s/ Michael Levitt
                                             ----------------------------------
                                             Name: Michael Levitt
                                             Title: President

                                                                     EXHIBIT B


                               REGISTRATION RIGHTS

      This constitutes Exhibit B to the Stock Purchase Agreement (as it may be amended from time to time, the "STOCK PURCHASE AGREEMENT") dated as of March 18, 1999 between RCN Corporation, a Delaware corporation (the "CORPORATION") and HMTF Live Wire Investments, LLC, a Delaware limited liability company ("BUYER").



                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. Definitions. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

      "COMMISSION" means the Securities and Exchange Commission.

      "DEMAND REGISTRATION STATEMENT" means the Demand Registration Statement as defined in Section 2.01.

      "HOLDER" means a person who owns Registrable Securities and is either (a) the Buyer or (b) a direct or an indirect transferee of the Buyer who has agreed in writing to be bound by the terms of Sections 2.03(b), 6.02 and 7.04 of the Stock Purchase Agreement and this Exhibit B.

      "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in
Section 2.02.

      "REGISTRABLE COMMON STOCK" means the shares of Common Stock issued upon conversion of the Preferred Stock, including any additional shares of Common Stock issued the respect thereof in connection with a stock split, stock dividend or similar event with respect to the Common Stock.

      "REGISTRABLE SECURITIES" means (a) the Preferred Stock and (b) the Registrable Common Stock. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they
(i)






(NY) 17431/028/RR/reg.rts.wpd
have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or
(iv) have ceased to be outstanding.

      "RULE 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

      "SELLING HOLDER" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

      "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

      SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.



                                    ARTICLE 2
                               REGISTRATION RIGHTS

      SECTION 2.01. Demand Registration. (a) The Buyer, on its own behalf and on behalf of the other Holders, may make up to four written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the Holders (each, a "DEMAND REGISTRATION"); provided that
(i) no Demand Registration may be requested within 180 days after the preceding request for a Demand Registration, and (ii) each Demand Registration must be (x) in respect of Registrable Securities with a fair market value of at least $50,000,000 or (y) in respect of all remaining Registrable Securities and have a fair market value of at least $5,000,000. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Exhibit B or the inability of the requesting Holders to reach agreement with the underwriters for the proposed sale (the "UNDERWRITERS") on price or other customary terms for such transaction, or in the event the requesting

Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that if the Demand Registration does not become effective because of a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Corporation and its subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected).

     (b) In the event that Buyer withdraws or does not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised a maximum of two times.

     (c) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this
Section 2.01, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

     (d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Corporation in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

     (e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to the Buyer indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as the Holders'

Demand Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their piggyback registration rights as set forth in Section 2.02. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Regulation.

      SECTION 2.02. Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Common Stock as such Holder may request (a "PIGGYBACK REGISTRATION"). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether any it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use its best efforts to have the shares of Registrable Common Stock that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Common Stock in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Common Stock for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

      SECTION 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 or
2.02 states in writing that the size of the offering that Holders, the Corporation and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Corporation, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Corporation and any other Persons has been reduced to zero.

      SECTION 2.04. Preservation of Rights. The Corporation will not grant any registration rights to third parties which contravene the rights granted hereunder.



                                    ARTICLE 3
                             REGISTRATION PROCEDURES

      SECTION 3.01. Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.01 and Section 2.02 hereof, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

     (a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Corporation shall furnish to the Buyer a certificate signed by the Corporation's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Corporation or its shareholders for such a registration statement to be filed as expeditiously as possible (because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Corporation), the Corporation may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Corporation will make a registration statement available under this Exhibit B; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

     (b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

     (c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d) The Corporation will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d),

      (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

     (e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

     (f) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

     (g) At the request of any Underwriter in connection with an underwritten offering the Corporation will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

     (h) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (i) The Corporation will use its commercially reasonable efforts to cause all such Registrable Common Stock and, in the event of a public offering of Series A Preferred Stock, the Series A Preferred Stock (subject to applicable listing requirements) to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

      The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such registration.

      SECTION 3.02. Registration Expenses. In connection with any Demand Registration, the Corporation shall pay the following expenses incurred in connection with such registration (the "REGISTRATION EXPENSES"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with the special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration. In connection with any Piggyback Registration, the Corporation shall pay the Registration Expenses set forth in clauses (ii) through (vi) of the preceding sentence. The Selling Holders shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) fees and expenses of counsel for the Selling Holders and (iii) any out-of-pocket expenses of the Selling Holders. In connection with any Piggyback Registration, the Selling Holders shall pay, in addition to items (i) through (iii) of the preceding sentence, registration and filing fees with the Commission and National Association of Securities Dealers Inc., in proportion to the ratio that the number of shares of Registrable Common Stock being registered for the account of the Selling Holders bears to the aggregate number of shares of Common Stock being included in the applicable registration statement.



                                    ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

      SECTION 4.01. Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Buyer or Underwriter with copies of the same. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

      SECTION 4.02. Indemnification by the Buyer. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each Person, if any, which controls the Corporation within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this
Section 4.02.

      SECTION 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

      SECTION 4.04. Contribution. If the indemnification provided for in this
Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.



                                    ARTICLE 5
                                  MISCELLANEOUS

      SECTION 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration.

      SECTION 5.02. Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Buyer, the Corporation will deliver to the Buyer a written statement as to whether it has complied with such reporting requirements.

      SECTION 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 180-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

      SECTION 5.04. Termination. The registration rights granted under this Agreement will terminate on March 31, 2014; provided, however, that if the shares of Preferred Stock outstanding on such date shall not have been redeemed in full in accordance with Section 6(b) of the Certificate of Designations, this Agreement shall remain in full force and effect with respect to such shares (and the shares of Common Stock issuable upon the conversion of such shares) until such time as such shares have been so redeemed in full.